Exhibit 99.1

Marathon Patent Group Reports 2015 Financial Results

Company Positioned for Growth in 2016

LOS ANGELES, CA—(Marketwired - Mar 30, 2016) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon”), a patent licensing company, announced today its 2015 year-end financial results. Highlights included:

•                  2015 revenue of $19.0 million

•                  $2.6 million in cash as of December 31, 2015

•                  Reduced both outstanding debt by $10.7 million and contingent earn out liability by $3.2 million since September 30, 2015

•                  19 portfolios totaling 327 patents covering distinct technology areas; nine portfolios in active licensing campaigns

•                  15 portfolios have generated revenue to date

•                  Seven portfolios have generated a net positive cash flow in excess of their cost to acquire and enforce the portfolio

•                  Three trials already held in 2016 with 10 scheduled trials throughout the balance of the year covering 12 defendants

Commenting on the Company’s 2015 financial results, Doug Croxall, Founder & Chief Executive Officer of Marathon, stated, “Marathon saw slightly lower revenue in 2015 as a result of our decision to stay disciplined and seek an attractive royalty payment as opposed to discounting our expectations to meet our year-end goals.”

“More importantly, 2016 activity is off to a strong start, and we have already had three patent infringement trials, all of which we are awaiting final rulings. In addition, we currently have 10 more scheduled trials throughout the balance of the year covering 12 defendants. We believe the current trial schedule for 2016 has the potential to trigger significant revenue events,” Mr. Croxall concluded.

Marathon’s patent infringement trial against Apple is scheduled to begin May 2, 2016 in the Northern District of New York (Rensselaer Polytechnic Institute and Dynamic Advances LLC v. Apple Inc., case number 1:13-cv-00633). The suit involves Rensselaer Polytechnic Institute’s (“RPI”) US Patent 7,177,798 (‘798 patent), entitled “Natural language interface using constrained intermediate dictionary of results.” Marathon’s wholly-owned subsidiary Dynamic Advances is the exclusive licensee of RPI’s ‘798 patent.

On March 10, 2016 in Germany, Marathon’s wholly-owned subsidiary, TLI Communications GmbH, had separate first instance infringement hearings against Flicker/Yahoo! Inc., Pinterest Germany GmbH, Pinterest Inc., and Tumblr, Inc. The Munich District Court I is scheduled to announce its infringement decision for Flickr/Yahoo! Inc. and Pinterest Germany GmbH on or around April 21, 2016.

On April 13, 2016 in Germany, Marathon’s wholly-owned subsidiary, MedTech Development Deutschland GmbH has a first instance infringement hearing against SAM, G-21 s.r.l.

2015 Year-End Results

Revenue decreased approximately 11%, to $19.0 million in the year ended December 31, 2015 (“FY 2015”), compared to $21.4 million of revenue in the year ended December 31, 2014 (“FY 2014”). The decrease in revenue in 2015 resulted from slower time to monetization for the Company’s patents resulting from trial delays in a number of the Company’s higher profile cases as well as the absence of a single large license agreement as the Company experienced in 2014.

Revenue from five licenses accounted for approximately 62% of the Company’s revenue for FY 2015, compared to FY 2014 in which five licenses accounted for approximately 88% of the Company’s revenue.

Direct costs of revenue for FY 2015 increased 41% to $16,603,792 as compared to $11,787,445 in FY 2014. Direct costs of revenue in FY 2015 include contingent legal costs, patent enforcement advisors fees and payments to inventors as well as various non-contingent costs associated with enforcing the Company’s patent rights and entering into settlement and licensing agreements. Such costs include other legal fees and expenses, consulting fees, data management costs and other costs. Direct costs of revenue increased in FY 2015 largely due to a fixed fee engagement agreement with a law firm that represented one of the Company’s subsidiaries in two United States trials, an increase in enforcement activity in Germany and to a lesser extent France, and preparation for a significant number of trials in both the United States and Germany.

Other operating expenses increased 77% to $28,054,434 in FY 2015 as compared to $15,823,752 in FY 2014. These expenses primarily consisted of non-cash amortization of patents in the amount of $10,825,164, general expenses, compensation to our officers, directors and employees, professional fees and consulting incurred in connection with the day-to-day operation of the business as well as a non-cash impairment of patent assets in the amount of $5,793,409.

Non-cash operating expenses for FY2015 totaled $20,803,067 as compared to $10,966,155 in FY 2014. This included an impairment of patent assets in the amount of $5,793,409 in FY2015, offset partially by an impairment of goodwill in the amount of $2,144,488 in FY2014. Also included were amortization expenses, which were $10,825,164 in FY 2015, as compared to $5,528,280 in FY 2014. The increase resulted from the significant number of patents and patent portfolios the Company added at various points in 2014 and early 2015, during which the Company acquired ownership of or contractual rights to eleven patent portfolios. When the Company acquires patents and patent rights, the Company capitalizes those assets and amortizes the costs over the remaining useful lives of the assets. All patent amortization expenses are non-cash expenses.

For FY 2015, net loss per basic common share on a Non-GAAP basis was $(0.48) as compared to net income per basic common share on a Non-GAAP basis of $0.36 for FY 2014 and net income per diluted common share on a Non-GAAP basis of $0.29 for FY 2014.

Investor Conference Call

Marathon will host an investor conference call to discuss the results with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II on Wednesday March 30, 2016 at 4:30 PM ET/1:30 PM PT. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.  In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company’s website at www.marathonpg.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Wednesday, April 13, 2016 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the pin number: 13633549.

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon’s strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other filings with the Securities and Exchange Commission (the “SEC”) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Marathon Patent Group’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash	$2,555,151	$5,082,569
Accounts receivable - net of allowance for bad debt of $375,750 and $0 for December 31, 2015 and December 31, 2014	136,842	216,997
Bonds posted with courts	1,748,311	1,946,196
Prepaid expenses and other current assets, net of discounts of $3,414 and $0 for December 31, 2015 and December 31, 2014	338,598	438,391
Total current assets	4,778,902	7,684,153

Other assets:
Property and equipment, net of accumulated depreciation of $67,052 and $16,135 for December 31, 2015 and December 31, 2014	61,297	53,828
Intangible assets, net of accumulated amortization of $15,557,353 and $6,550,528 for December 31, 2015 and December 31, 2014	25,457,639	43,363,832
Deferred tax assets	12,437,741	4,789,293
Other non current assets, net of discounts of $4,831 and $0 for December 31, 2015 and December 31, 2014	9,169	—
Goodwill	4,482,845	4,894,208
Total other assets	42,448,691	53,101,161

Total Assets	$47,227,593	$60,785,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,534,825	$3,293,746
Clouding IP earn out - current portion	33,646	2,092,000
Notes payable, net of discounts of $730,945 and $82,010 for December 31, 2015 and December 31, 2014	10,383,177	16,560,000
	16,951,648	21,945,746

Long-term liabilities
Notes Payable, net of discount of $1,425,167 and $64,925, for December 31, 2015 and December 31, 2014	12,223,884	5,403,065
Clouding IP earn out	3,281,238	7,360,000
Deferred Tax Liability	1,044,997	1,823,884
Revenue share liability	1,000,000	—
Other long term liability	50,084	—
Total long-term liabilities	17,600,203	14,586,949

Total liabilities	34,551,851	36,532,695

Stockholders’ Equity:
Preferred stock Series A, $.0001 par value, 50,000,000 shares authorized: 0 and 0 issued and outstanding at December 31, 2015 and December 31, 2014	—	—
Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 782,004 and 932,000 issued and outstanding at December 31, 2015 and December 31, 2014	78	93
Common stock, ($.0001 par value; 200,000,000 shares authorized; 14,867,141 and 13,791,460 adjusted for the stock dividend issued and outstanding at December 31, 2015 and December 31, 2014	1,487	1,379
Additional paid-in capital	43,217,513	36,977,169
Accumulated other comprehensive income (loss)	(1,265,812)	(388,357)
Accumulated deficit	(29,277,524)	(12,337,665)

Total stockholders’ equity	12,675,742	24,252,619

Total liabilities and stockholders’ equity	$47,227,593	$60,785,314

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The	For The
	Year	Year
	Ended	Ended
	December 31, 2015	December 31, 2014

Revenues	$18,977,794	$21,404,469

Expenses
Cost of revenues	16,603,792	11,787,445
Amortization of patents and website	10,825,164	5,528,280
Compensation and related taxes	5,419,252	3,904,462
Consulting fees	2,324,248	2,134,672
Professional fees	2,548,492	1,566,375
General and administrative	1,143,868	545,475
Patent impairment	5,793,409	—
Goodwill impairment	—	2,144,488
Total operating expenses	44,658,226	27,611,197

Operating loss	(25,680,432)	(6,206,728)

Other income (expenses)
Other income (expense)	170,706	(52,228)
Foreign exchange gain (loss)	(61,868)	—
Change in fair value adjustment of Clouding IP earn out	6,137,116	—
Realized loss, available for sale	—	6,250
Interest income	1,068	634
Interest expense	(4,245,982)	(543,283)
Loss on debt extinguishment	(1,416,915)	—
Total other income (expenses)	584,125	(588,627)

Loss before benefit for income taxes	(25,096,307)	(6,795,355)

Income tax benefit	8,156,448	4,913,232

Net Loss	(16,939,859)	(1,882,123)

Deemed dividends related to beneficial conversion feature of Series A preferred stock	—	(1,271,492)

Net loss attributable to common shareholders	$(16,939,859)	$(3,153,615)

Loss per common share, basic and diluted:	$(1.19)	$(0.16)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	14,208,787	11,660,879

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year	For The Year
	Ended	Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net loss	$(16,939,859)	$(3,153,615)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	7,578	6,233
Amortization of patents and website	10,825,164	5,522,047
Provision for allowance for doubtful accounts	375,750	—
Deferred tax asset	(7,618,580)	(1,774,807)
Deferred tax liability	(660,455)	—
Impairment of intangible assets	5,793,409	2,144,488
Loss on debt extinguishment	1,416,915	—
Stock based compensation	2,490,175	1,751,035
Stock issued for services	1,245,834	1,542,353
Non-cash interest, discount, and financing costs	2,220,992	—
Change in fair value of Clouding earnout	(6,137,116)	—
Deemed Series A dividend beneficial conversion	—	1,271,492
Income tax benefit	—	(3,177,502)
Other non-cash adjustments	260,938	71,467
Changes in operating assets and liabilities
Accounts receivable	(295,608)	110,053
Prepaid expenses and other current assets	(162,706)	(2,346,667)
Accounts payable and accrued expenses	4,216,331	2,488,528

Net cash provided by (used in) operating activities	(2,961,238)	4,455,105

Cash flows from investing activities:
Acquisition of patents	—	(7,816,832)
Purchase of property, equipment, and other intangible assets	(58,386)	(52,963)
Net cash provided by (used in) investing activities	(58,386)	(7,869,795)

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of IP Liquidity	(1,109,375)	(1,215,625)
Payment on note payable in connection with the acquisition of Dynamic Advances	(2,624,375)	(225,625)
Payment on note payable in connection with the acquisition of Orthophoenix	(5,500,000)	—
Payment on note payable in connection with the acquisition of Medtech and Orthophoenix	(4,318,287)	(2,000,000)
Payable (Payment) on Mdr Escrow (TLI)	(50,000)	50,000
Payment on note payable in connection with the acquisition of Sarif	(276,250)	(23,750)
Payment on convertible debt	(5,050,000)	—
Cash received upon issuance of notes payable (net of issuance costs)	19,600,000	—
Payments of notes payable to vendors	(181,626)	—
Payments on earn-out connected to the acquisition of Clouding	—	(2,883,960)
Cash received upon the issuance of convertible debt securities	—	5,550,000
Proceeds from sale of preferred and common stock, net of issuance costs	—	6,388,266
Payment in connection with the acquisition of Clouding	—	(1,000,000)
Cash received upon exercise of warrant	18,751	249,222
Net cash provided by financing activities	508,838	4,888,528

Effect of exchange rate changes on cash	(16,632)	(1,531)

Net increase (decrease) in cash	(2,527,418)	1,472,307

Cash at beginning of period	5,082,569	3,610,262

Cash at end of period	$2,555,151	$5,082,569

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense	$1,982,140	$280,783
Taxes paid	$168,378	$39,078
Loan fees	$400,000	$1,050,000

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in conjunction with note payable	$1,000,000	$—
Warrants issued in conjunction with note payable	$318,679	$—
Revenue share liability incurred in conjunction with note payable	$1,000,000	$—
Non-cash interest increase in debt assumed in conjunction with the acquisition of Orthophoenix	$750,000	$—
Common stock issued in conjunction with debt extinguishment	$654,000	$—
Conversion of accounts payable to notes payable	$705,093	$—
Common stock issued in connection with the acquisition of Clouding Corp	$—	$281,000
Earn-out liability in connection with the acquisition of Clouding Corp	$—	$9,452,000
Common stock granted in connection with the acquisition of TLI Communications, LLC	$—	$817,800
Series B Preferred stock issued in connection with the acquisition of Dynamic Advances LLC	$—	$1,403,690
Series B Convertible Preferred Stock issued in connection with the acquisition of Dynamic Advances LLC and IP Liquidity Ventures, LLC	$—	$2,087,380
Common stock issued in connection with the acquisition of Selene Communication Technologies	$—	$980,000
Value of warrants pertaining to equity issuance	$—	$11,595
Value of warrants pertaining to convertible debt issuance	$—	$146,935
Notes payable issued in connection with the acquisition of IP Liquidity Ventures, LLC, Dynamic Advances, LLC, Selene Communications Technologies, LLC, Clouding Corp, and Medtech Companies	$—	$14,000,000
Issuance of common stock issued for prepaid services	$—	$(298,301)

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

	For the Year Ended	For the Year Ended
	December 31, 2015	December 31, 2014
Net income (loss)	(16,939,859)	(3,153,615)
Non-GAAP
Amortization of intangible assets & depreciation	10,825,164	5,528,280
Equity-based compensation	3,801,166	3,293,387
Beneficial conversion Feature	—	1,271,492
Impairment of intangible assets	5,793,409	—
Impairment of goodwill	—	2,144,488
Change in Earn out liability	(6,137,116)	—
Non-cash interest expense	2,220,992	—
Deferred tax benefit	(8,156,448)	(4,913,232)
Loss on Debt Restructuring and Extinguishment	1,416,915	—
Other	383,328	—
Non-GAAP net income (loss)	(6,792,449)	4,170,800

Weighted average common shares outstanding - basic	14,208,787	11,660,879
Weighted average common shares outstanding - basic and diluted	14,208,787	14,311,048

Non-GAAP net income (loss) per common share - basic	$(0.48)	$0.36
Non-GAAP net income (loss) per common share - diluted	$(0.48)	$0.29

CONTACT INFORMATION

CONTACT INFORMATION

Marathon Patent Group
Jason Assad
678-570-6791
Jason@marathonpg.com